As filed with the Securities and Exchange Commission on January 12, 2012
Registration No. 333-88192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MEDICAL ALERT CORP.
(Exact name of registrant as specified in its charter)

New York	11-2571221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
36-36 33rd Street
Long Island City, New York 11106
(212) 879-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Rhian, President and Chief Executive Officer
American Medical Alert Corp.
36-36 33rd Street
Long Island City, New York 11106
(212) 879-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 (Approximate date of commencement of proposed sale to the public: Not Applicable.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-88192) filed with the Securities and Exchange Commission on May 14, 2002 by American Medical Alert Corp. (the “Company”), and declared effective on June 3, 2002, the Company registered the resale of 1,251,250 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share.

On December 22, 2011, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 22, 2011, by and among the Company, Tunstall Healthcare Group Limited (“Tunstall”), and Monitor Acquisition Corp., (“Merger Sub”) a wholly owned subsidiary of Tunstall, Tunstall completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Tunstall (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on January 12, 2012.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name:	Jack Rhian
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jack Rhian Jack Rhian	President and Chief Executive Officer (Principal Executive Officer)	January 12, 2012

/s/ Richard Rallo Richard Rallo	Chief Operating Officer (Principal Financial and Accounting Officer)	January 12, 2012

/s/ Gil Talbot Baldwin Gil Talbot Baldwin	Director	January 12, 2012

/s/ Kevin Frederick Dyson Kevin Frederick Dyson	Director	January 12, 2012

/s/ Steven Joseph Sadler Steven Joseph Sadler	Director	January 12, 2012